Dear Board of Directors,

I am sending you this letter to inform you of my resignation from my position as President at Borderless Holdings, Inc.

The effective date will be June 27, 2014, so please accept this letter as my official two weeks' notice of resignation.

During my last two weeks, I will make every effort to either transfer responsibility where appropriate, or assist in training a replacement. I would like to do my part in making this transition as smooth as possible for all parties involved.

If you have any questions or wish to discuss these points with me further, please do not hesitate to contact me at resignationseth@gmail.com.

Regards,

Seth Peretzman